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                 SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

     This Second Amendment to Construction Loan Agreement (hereinafter, the "Second Amendment") is made as of this 28th day of April, 1995 by and between The First National Bank of Boston, a national banking association with a principal place of business at 100 Federal Street, Boston, Massachusetts (the "Lender") and Great Island Trust Partnership, a New Hampshire general partnership with a principal place of business in New Castle, New Hampshire (the "Borrower") in consideration of the mutual covenants contained herein and the benefits to be derived herefrom:

                      W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have entered into certain loan arrangements, which loan arrangements are evidenced by, among other documents and instruments, a certain Construction Loan Agreement dated as of December 29, 1994, as amended by a certain First Amendment to Construction Loan Agreement dated as of March 27, 1995 (hereinafter, together with any extensions, amendments, supplements or restatements thereof, the "Agreement"); and

     WHEREAS, the Borrower has requested that the Lender amend and restructure certain terms and conditions of the Agreement and make certain additional advances under the Development Loan (unless otherwise defined in this Second Amendment, terms defined in the Agreement shall have the meanings ascribed to such terms therein); and

     WHEREAS, the Lender has agreed to so restructure and modify certain terms and conditions of the Agreement and make certain additional advances under Development Loan, provided the Borrower, among other things, enters into this certain Second
Amendment; and

     WHEREAS, the Borrower, having so determined that the amendment of certain terms and conditions of the Agreement and the making of the additional advances under the Development Loan is in its best interest, has agreed to enter into this Second
Amendment.




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     NOW, THEREFORE, for good and valuable consideration, the
receipt and sufficiency of which is hereby acknowledged, it is agreed to by and between the Borrower and the Lender as follows:

1. WAIVER. The Borrower acknowledges and agrees that it has no claims, counterclaims, offsets, defenses and/or causes of action against the Lender with respect to the amount outstanding under the Agreement or otherwise, to the extent such claims, counterclaims, offsets, defenses and/or causes of action should exist, the Borrower hereby WAIVES same and hereby RELEASES the Lender and its agents, attorneys and/or representatives from any and all liability in connection therewith.

2.   The Agreement is hereby amended as follows:

     a. The definition of Development Note is hereby deleted in its entirety and shall be replaced by the following:

          "DEVELOPMENT NOTE"  The Amended and Restated
          Development Note in the principal face amount of the Development Loan Amount dated April 28, 1995 made by the Borrower to the order of the Lender, such Note to be in form and substance satisfactory to the Lender.

     b. The definition of Development Loan is hereby deleted in its entirety and shall be replaced by the following:

          "DEVELOPMENT LOAN. The $4,318,846.00 non-revolving facility for the portion of the Project dedicated to the construction and development of twenty (20) lots, including one (1) model spec home, improvements to several existing rental properties, final build out of the Ducks Head Condominium and related entities, the legal subdivision of the marina area, and infrastructure improvements and development of 2 waterfront lots, 3 waterfront duplex lots, one (1) interior duplex lot and one (1) interior lot and construction of one-half (1/2) of a Model Duplex Spec Home in connection with Phase III of the Project."


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     c.   The definition of Development Loan Amount is hereby
          deleted in it entirety and shall be replaced by the following:

          "DEVELOPMENT LOAN AMOUNT.  $4,318,846.00."

     d. The definition of Improvements is hereby deleted in its entirety and shall be replaced by the following:

          "IMPROVEMENTS." The construction of twenty (20) lots including one (1) model spec home, improvements to several existing rental properties, final build out of the Ducks Head Condominium, the construction of single family residences to be constructed on the Land in accordance with Plans and Specifications, the legal subdivision of the marina and creation of the Dockside Condominium and infrastructure improvements and development of 2 waterfront lots, 3 waterfront duplex lots, one (1) interior duplex lot and one (1) interior lot and construction of one-half (1/2) of a Model Duplex Spec Home in connection with Phase III of the Project.


     e. The definition of Master Plan Documents is hereby amended by inserting the phrase "the Dockside
          Condominium" after "Condominium" in line 7 thereof.

     f. Article 1 of the Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:

          "DOCKSIDE CONDOMINIUM." The Dockside at Wentworth-By-The-Sea Condominium created pursuant to a Condominium Declaration of Dockside at Wentworth-By-The-Sea Condominium dated ___________________ to be recorded with the Rockingham County Registry of Deeds, as same may be amended.

          "MODEL DUPLEX SPEC HOMES." The shell duplex spec homes to be constructed under this Agreement which are not subject to an Approved Sale Agreement."

     g. Section 2.3(b) of the Agreement is hereby deleted in its entirety.

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     h.   Section 2.3 of the Agreement is hereby amended by
          inserting the following at the end thereof as new subsections (d) and (e):

          "(d) The total amount available to be borrowed by the Borrower under the Development Loan shall be reduced by an amount equal to the aggregate sum of any net sales proceeds realized by the Borrower upon the sale of any portion of the Project to the extent said proceeds are in excess of or are not used to reduce the outstanding balance due under the Development Note or the Residences Note. Any such proceeds not utilized for repayment of debt hereunder shall be utilized by the Borrower for budgeted development costs associated with the Project.

          (e) Notwithstanding any other provision of this Agreement, the Borrower acknowledges and agrees that the Lender shall advance only up to the amount of $1,000,000.00 with respect to any Improvements in Phase III and/or the Dockside Condominium until all documentation relating to sale of units in the Dockside Condominium has received all necessary federal, state, local or other governmental approval. The Borrower shall supply the Lender with copies of all documentation, notices and reports relative to Phase III of the Project simultaneously upon delivery or receipt. In the event all such approvals are not received on or before August 8, 1995, the Borrower acknowledges and agrees that the Lender shall make no further advances under the Residences Loan or the Development Loan with respect to Phase III and/or the Dockside Condominium."

     i. Section 4.3(e) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(e) Notwithstanding the foregoing, the Bank acknowledges and agrees that it will advance up to the amount of $350,000.00 under the Residences Loan for the construction of one (1) new Model Spec Home, provided that the proceeds of the sale of prior Model Spec Homes

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          constructed by the Borrower have been used to reduce
          the outstanding balance due under the Development Loan and/or the Residences Loan. The Bank acknowledges and agrees that, notwithstanding the provisions of Section
          4.1 above, the Borrower shall not be required to expend any Required Equity funds to construct Model Spec Homes under this Section 4.3(e) unless the construction cost exceeds the amount to be advanced by the Lender."

     j. Section 4.3 of the Agreement is hereby amended by inserting the following at the end thereof as subsection (f):

          "(f) Notwithstanding any other provision of this Agreement, the Borrower may borrow up to the amount of $1,050,000.00 under Residences Loan for the construction of one and one-half (1.5) Model Duplex
          Spec Homes.

     k. Section 7.6 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

          "SECTION 7.6. MANDATORY PRINCIPAL REDUCTIONS. The outstanding balance due under the Development Loan shall be reduced by the following amounts by the dates specified below:

               (i)   June 30, 1995        -  $600,000.00

               (ii)  September 30, 1995   -  $1,000,000.00
                                             (inclusive of
                                             amounts paid under
                                             (i) above)

               (iii) March 31, 1996       -  $1,700,000.00
                                             (inclusive of
                                             amounts paid under
                                             (i) and (ii) above)

               (iv)  June 30, 1996        -  $3,000,000.00
                                             (inclusive of
                                             amounts paid under


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                                             (i), (ii) and (iii)
                                             above)

               (v)   The Bank acknowledges
                     that the Borrower has
                     paid the sum of
                     $1,009,145.00 through
                     April 28, 1995, which
                     amount shall be
                     credited against the
                     amounts due under (i)
                     through (iv) above.

     l. Section 10.4 of the Agreement is hereby amended by (i) inserting the phrase "and/or Model Duplex Spec Homes" on line 3 thereof after the word "Homes", (ii) deleting clause (i) of the second sentence thereof, and (iii) inserting the phrase ", the Dockside Condominium" on line 24 thereof after the word "Condominium".

     m. Section 13.11(iii) of the Agreement is hereby amended by inserting the phrase ", the Dockside Condominium" on line 2 thereof after the word "Condominium".

3. Upon the execution hereof, the Borrower shall pay to the Bank an additional commitment fee of $20,000.00 in connection with the additional advances to be made under the Development Loan, which amount constitutes a fee and shall not be applied in reduction of the amounts outstanding under the Amended and Restated Development Note or the Residences Note.

4. Except as expressly amended hereby, the remaining terms and conditions of the Agreement and all other documents and instruments executed in connection therewith shall remain in full force and effect in accordance with their original terms and conditions. This Second Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and is intended to take effect

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     as a sealed instrument.  This Second Amendment shall be
     binding and shall inure to the benefit of the Lender, the Borrower and their respective successors and assigns.

                                   THE FIRST NATIONAL BANK OF
                                   BOSTON

                                   By:___________________________
                                   Title:________________________

                                   GREAT ISLAND TRUST PARTNERSHIP

                                        By Its General Partners
                                        Wentworth Holdings Inc.

                                        By:______________________
                                        Title:___________________

                                        NC HOLDING COMPANY

                                        By:______________________
                                        Title:___________________












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